UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 11, 2009
Date of Report (Date of earliest event reported)

NEUROGEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18311 (Commission File Number)	22-2845714 (I.R.S. Employer Identification No.)

35 Northeast Industrial Road
Branford, Connecticut   06405
(Address of principal executive offices) (Zip Code)

(203) 488-8201
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 11, 2009, Neurogen Corporation (the “Company”) received written notification (the “Determination Letter”) from The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company had not regained compliance with NASDAQ Listing Rule 5450(a)(1) which requires that the bid price of the Company’s common stock (the “Common Stock”) trade at or above $1.00 per share for continued listing on the NASDAQ Global Market.

The Determination Letter has no effect on the listing of the Common Stock at this time. Neurogen has filed for a hearing to appeal the staff’s determination with a NASDAQ Hearings Panel which, under that NASDAQ’s Rule 5800 Series, will stay a potential delisting of the Company’s common stock and enable the Company’s common stock to continue trading on the NASDAQ through the appeal process.  The Hearing Panel has set a hearing date of January 13, 2010 to consider Neurogen’s appeal.  Neurogen expects its common stock to continue trading on the NASDAQ through the expected closing of its previously announced pending merger into Ligand Pharmaceuticals, Inc. (“Ligand”) by the end of the year.

If the Company does not close its pending merger into Ligand prior to its hearing with the NASDAQ’s Hearings Panel and the Hearings Panel rejects the Company’s plan to regain compliance with the NASDAQ’s listing standards, the Company’s common stock may be de-listed and no longer trade on the NASDAQ.

As previously reported, Neurogen was initially notified by NASDAQ on August 26, 2008, that the bid price of its common stock had closed at less than $1.00 per share over the preceding 30 consecutive trading days.  NASDAQ suspended enforcement of the bid price requirement for all NASDAQ companies from October 16, 2008 through July 31, 2009 and upon reinstatement of the rules, the Company’s period for regaining compliance ran through December 10, 2009.

As required by NASDAQ Marketplace Rule 5810(b), the Company has issued a press release as of December 17, 2009 reporting the receipt of the Determination Letter and the NASDAQ rules upon which it is based. A copy of the press release is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release, dated December 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGEN CORPORATION
(Registrant)

By: /s/ Thomas A. Pitler
Name: Thomas A. Pitler
Date: December 17, 2009	Title: Senior Vice President and Chief Business and Financial Officer

EXHIBIT INDEX

99.1	Press Release, dated December 17, 2009.